Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

For Immediate Release

Corindus Reports Third Quarter 2018 Results

Advancing Development Programs for Remote Robotics and Neurovascular Applications

WALTHAM, Mass. - November 6, 2018 - Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today reported financial results for its third quarter ended September 30, 2018.

Recent Financial Highlights and Business Accomplishments:

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Revenue totaled $3.0 million during the third quarter, a 78% increase over the prior quarter;

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Shipped 524 cassettes in the quarter, a 34% increase over the prior quarter;

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Completed our remote percutaneous coronary intervention (PCI) pre-clinical work;

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On track to conduct the world’s first in-human remote robotic PCI procedure in India by end of year 2018;

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Assisted by our neurovascular steering committee, preparing our neurovascular FDA submission for early 2019;

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High-impact participation at the annual Transcatheter Cardiovascular Therapeutics Conference (TCT), the largest cardiology conference in the world, highlighted by multiple “live” robotic cases using CorPath GRX including:

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Two complex PCI cases

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Our remote PCI demonstration in a porcine model using CorPath GRX with developmental remote technology in conjunction with the Mayo Clinic;

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Dr. Jihad Mustapha, a pioneer in critical limb ischemia (CLI) treatment, presented a taped case of robotic-assisted CLI at AMP, the peripheral conference dedicated to CLI and amputation prevention;

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Emphasized the value of robotic-assistance for enhanced device control

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Highlighted the significant reduction in radiation exposure and time in lead for operators performing long and highly complex procedures; and

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Partnership discussions ongoing to co-develop and commercialize a neurovascular robotic platform with remote capabilities.

"During the quarter, we continued to make progress on developing a vascular robotic system that can perform therapeutic procedures at any remote location.  Demonstrating this technology at TCT gives us great confidence as we plan for the first-ever remote robotic in human PCI procedure later this year," said Mark Toland, President and Chief Executive Officer.

"Telerobotics combined with AI has generated significant interest from the clinical community as well as potential strategic partners. We look forward to updating the market as we advance our remote vascular robotic technology, which we believe has the potential to revolutionize treatment times for patients suffering from stroke and heart attacks," added Toland.

Third Quarter 2018 Financial Results

Revenue for the third quarter of 2018 totaled $3.0 million compared to $2.4 million in the same period of the prior year. During the quarter, Corindus installed three new CorPath GRX Systems and one system upgrade, increasing the installed base of CorPath GRX to 45 systems.

Gross profit for the third quarter of 2018 totaled $1.1 million, compared to a gross profit of $0.2 million in the same period of the prior year.

Selling, general and administrative expenses totaled $6.4 million for the third quarter of 2018, compared to $5.6 million in the third quarter of 2017.

Research and development expenses totaled $2.0 million for the third quarter of 2018, compared to $2.5 million in the third quarter of 2017.

Net loss totaled $7.6 million for the third quarter of 2018, compared to a net loss of $7.9 million in the third quarter of 2017.

Cash and cash equivalents as of September 30, 2018 were $29.6 million.

Webcast and Conference Call Information

Management will host a conference call and webcast, today beginning at 4:30pm ET to discuss financial results and recent business developments.

Investors interested in listening to the conference call may do so by dialing (833) 286-5802 for domestic callers, or (647) 689-4447 (for international callers), using Conference ID: 8085557. To listen to a live webcast, please visit the "Investor Relations" section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. During the procedure, the interventionalist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. CorPath GRX is the second generation robotic-assisted technology offering enhancements to the platform by adding important key upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

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conducting the world’s first in-human remote robotic PCI procedure;

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the existence of and timing of our planned neurovascular FDA submission;

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our ability to enter into a partnership to co-develop and commercialize a neurovascular robotic platform with remote capabilities;

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the advancement of our remote vascular robotic technology;

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the potential for remote vascular robotic technology to revolutionize treatment times for patients suffering from stroke and heart attacks; and

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beginning to see traction in revenue and utilization.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com .

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Media Contacts:

Trevi Communications

Lisa Murray

T: 978-750-0333 ext. 2

lisa@trevicomm.com

Investor Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 917-543-9932

ir@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$29,633	$17,458
Accounts receivable	2,557	2,863
Inventories, net	2,674	2,103
Prepaid expenses and other current assets	923	539
Total current assets	35,787	22,963

Property and equipment, net	1,706	1,452
Deposits and other assets	386	151
Total assets	$37,879	$24,566

Liabilities, preferred stock and stockholders' equity (deficit)
Current Liabilities:
Accounts payable	$2,385	$2,416
Accrued expenses	2,940	3,637
Customer deposits	—	93
Deferred revenue	566	339
Current portion of capital lease obligation	55	49
Total current liabilities	5,946	6,534

Long-term Liabilities:
Deferred revenue, net of current portion	364	342
Long-term capital lease obligation, net of current portion	61	102
Other liabilities	73	73
Long-term debt	11,681	—
Warrant liability	170	—
Total long-term liabilities	12,349	517
Total liabilities	18,295	7,051

Commitments and Contingencies

Total preferred stock	22,200	—

Total stockholders' equity (deficit)	(2,616)	17,515
Total liabilities, preferred stock and stockholders' equity (deficit)	$37,879	$24,566

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue	$2,958	$2,425	$6,108	$5,460
Cost of revenue	1,834	2,183	5,914	6,275
Gross profit (loss)	1,124	242	194	(815)

Operating expenses:
Research and development	2,035	2,493	6,170	7,546
Selling, general and administrative	6,368	5,588	20,697	17,566
Restructuring charge	—	—	349	—
Total operating expense	8,403	8,081	27,216	25,112

Operating loss	(7,279)	(7,839)	(27,022)	(25,927)

Other income (expense)
Warrant revaluation	(60)	—	40	—
Interest, net	(256)	(14)	(572)	(225)
Total other income (expense), net	(316)	(14)	(532)	(225)

Net loss	$(7,595)	$(7,853)	$(27,554)	$(26,152)

Accretion of beneficial conversion feature of Series A preferred stock	—	—	(5,236)	—
Dividends on preferred stock	(758)	—	(1,636)	—

Net loss attributable to common stockholders	$(8,353)	$(7,853)	$(34,426)	$(26,152)

Net loss per share attributable to common stockholders--basic and diluted	$(0.04)	$(0.04)	$(0.18)	$(0.15)

Weighted-average common shares used in computing net loss per share attributable to common stockholders--basic and diluted	189,377,532	187,301,161	188,996,429	168,993,532

Comprehensive loss:
Net loss	$(7,595)	$(7,853)	$(27,554)	$(26,152)
Comprehensive loss	$(7,595)	$(7,853)	$(27,554)	$(26,152)